December 2, 2010


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:American Depositary Receipts
representing ten deposited share of
BYD Company Limited
(Form F-6, Registration No.  333-154129)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in number of Ordinary shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio for BYD Company Limited

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective December 2, 2010, the ratio has changed to One (1) American Depositary
Share represents Two (2) Shares..

Please contact me with any questions or
comments at 212 815-4888


Vanessa Salazar
Vice President
The Bank of New York Mellon - ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286